Exhbit 16.1


                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226

WILLIAM E. TOURVILLE, CPA                                  MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                            PRIVATE COMPANIES
R. JASON CASKEY, CPA                                          PRACTICE SECTIONS
------------------
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January 2, 2003



Audit Committee
Tidelands Bancshares, Inc.
875 Lowcountry Boulevard
Mount Pleasant, South Carolina 29464


Dear Members:

As of the date of this letter, we hereby resign as auditors for Tidelands Bancshares, Inc.

We have read Item 4 of the Form 8-K of Tidelands Bancshares, Inc. to be dated January 7, 2003 and to be filed with the Securities and Exchange Commission and agree with statements concerning our firm contained therein.


Very Truly Yours,

/s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.

Tourville, Simpson and Caskey, L.L.P.